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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549



                           FORM 8-K/A

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  May 2, 2000

                         ALPHARMA INC.

       (Exact Name of Registrant as Specified in Charter)


Delaware                 1-8593              22-2095212
(State or Other     (Commission File     (I.R.S. Employer
 Jurisdiction of      Number)             Identification Number)
 Incorporation)



One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code:(201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

On May 2, 2000, Alpharma completed the acquisition of the Medicated Feed Additive Business of Roche ("MFA") for a cash payment of approximately $258 million and issuance of a $30 million promissory note to Roche. The promissory note is due December 31, 2000 and will bear interest at the prime rate. The purchase price will be adjusted based on actual product inventories as of May 2, 2000. In addition, certain international inventories will be purchased from Roche during a transition period of approximately three months. These inventories are estimated at approximately $10 million.

The MFA business had 1999 sales of over $200 million and consists of products used in the livestock and poultry industries for preventing and treating diseases in animals. MFA sales by region are approximately 56% in North America, 20% in Europe and 12% in both Latin America and Southeast Asia.

The acquisition includes inventories, five manufacturing and formulation sites in the United States (two of which will be operated by Roche until third party consents are received), global product registrations, licenses, trademarks and associated intellectual property. Approximately 200 employees primarily in manufacturing and sales and marketing are included in the acquisition.

The  Company financed the $258 million cash payment under a  $225 million bridge financing agreement ("Bridge Financing") with  the balance  of  the financing being provided under its current  $300 million credit facility ("1999 Credit Facility").

The Bridge Financing was arranged by First Union National Bank, Union Bank of Norway, and a group of other banks. It has an initial term of 90 days; extendable up to two additional 30 day periods at the option of the bank group if the Company is in the active process of refinancing. The Bridge Financing is guaranteed by substantially all of the Company's U.S. subsidiaries and the stock in substantially all of the Company's U.S. subsidiaries has been pledged to the banks.

Under the Bridge Financing the Company has paid a 1% fee for the banks' commitment and in connection with drawing the funds.
Interest is payable at Libor plus 2.75% to 3.00%.

If the Bridge Financing is not repaid at the end of its term, the facility will convert to a senior secured facility that will amortize over the remaining term of the 1999 Facility and be secured by substantially all of the assets of the Company and its U.S. subsidiaries. All collateral under the senior secured facility will be held equally as security for the payment of the 1999 Credit Facility.

The bridge financing agreement and two amendments to the 1999 Credit Facility will be filed with the Form 10-Q for the quarter ended March 31, 2000. The complete 1999 Credit Facility has previously been filed with the Securities and Exchange Commission. Both documents include the names of banks participating therein.


Note: This Form 8-K/A is being filed due to the restatement of the Company's 1999 financial statements which were used in the preparation of the required pro forma information. (See Note 1B to the Unaudited Pro Forma Condensed Combined Financial Statements.)



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Acquired Assets and Business

     (i)  Independent Auditors' Report*

     (ii) Roche  Holding Ltd. Combined Statement of Assets to  be
          Sold and of Revenues and Direct Operating Expenses of the MFA Business as of December 31, 1999 and for the year then ended.*

(b)  Pro Forma Financial Information.

     i)   Alpharma  Inc.  Unaudited Restated Pro Forma  Condensed
          Combined Balance Sheet as of December 31, 1999 (F-2).

     ii)  Alpharma  Inc.  Unaudited Restated Pro Forma  Condensed
          Combined Statement of Income for the year ended December 31, 1999
          (F-3).

     iii) Notes to Unaudited Pro Forma Condensed Combined Financial Statements (F-4 to F-10).


(c)  Exhibits.

     2.1   Asset Purchase Agreement, dated as of April  19,  2000
     among Roche Vitamins Inc. (RVI) and F.Hoffman-La Roche  Ltd.
     (Roche Basle) (collectively, Sellers) and Alpharma Inc.  and
     Alpharma (Luxembourg) SARL (collectively, Buyers).*

     23.1 Consent of PricewaterhouseCoopers AG *



* Previously filed with Form 8-K on May 5, 2000


                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALPHARMA INC.



                                   By:  \s\ Jeffrey E. Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        and Chief Financial
                                        Officer

Date:  December 4, 2000

                          ALPHARMA INC.
                  Index to Unaudited Pro Forma
             Condensed Combined Financial Statements








Unaudited Restated Pro Forma Condensed Combined
  Balance Sheet at December 31, 1999              F - 2

Unaudited Restated Pro Forma Condensed Combined
  Statement of Income for the Year Ended
  December 31, 1999                               F - 3

Notes to the Unaudited Pro Forma Condensed
  Combined Financial Statements                   F-4 to F-10
                          Alpharma Inc.
      Unaudited Pro Forma Condensed Combined Balance Sheet
                     As of December 31, 1999
                     (Dollars in thousands)


                                            Pro Forma  Unaudited
                        Alpharma     MFA     Adjust-   Pro Forma
                        Restated  Historic    ments    Combined
                                     al
ASSETS
Current assets:
 Cash and cash         $ 17,655                        $17,655
equivalents
 Accounts receivable,  189,261                         189,261
net
 Inventories           161,033    39,950     9,500     210,483
                                            (a)
 Prepaid expenses and
  other current assets   13,923                          13,923

    Total current      381,872    39,950     9,500     431,322
assets

Property, plant and
 equipment, net        244,413    94,631               339,044
Intangible assets, net 488,958    97,674    50,865     637,497
                                            (a)
Other assets and
deferred                 45,023                           45,023
 charges
    Total assets     $1,160,266  $232,255  $60,365    $1,452,886


LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of
  long-term debt     $   9,111                       $ 9,111
 Short-term debt       4,289                           4,289
 Accounts payable      51,621                          51,621
 Accrued expenses      83,660                          83,660
 Accrued and deferred
  income taxes           15,595                           15,595
    Total current
     liabilities       164,276                         164,276

Long-term debt:
  Senior               225,110              292,620    517,730
                                            (a)
  Convertible
subordinated
   notes, including
   $67,850 to related  366,674                         366,674
   party
Deferred income taxes  35,065                          35,065
Other non-current
 liabilities             17,208                           17,208

Stockholders' equity    351,933   232,255  (232,255)      351,933
                                            (a)
  Total liabilities
and                   $1,160,266  $232,255  $ 60,365   $1,452,886
   stockholders'
equity



   See accompanying notes to the unaudited pro forma condensed combined financial
                           statements.

                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
              For the year ended December 31, 1999
              (In thousands, except per share data)

                                             Pro Forma Unaudited
                       Alpharma     MFA       Adjust-  Pro Forma
                       Restated  Historica     ments   Combined
                                     l

Total revenue         $732,443    $213,614  $(2,600)(d) $943,457


 Cost of sales        392,316     152,708    (2,500)(d)  542,524


Gross profit          340,127     60,906    (100)      400,933

 Selling, general
  and administrative                       (a) (c)
  expenses            244,775     84,639    (11,310)     318,104


Operating income      95,352      (23,733)  11,210     82,829

 Interest expense     (39,174)             (29,260)(b)  (68,434)

 Other income
  (expense), net         1,450        (40)    -            1,410

Income before
provision             57,628      (23,773)  (18,050)   15,805
 for income taxes

 Provision for income                             (e)
  taxes               20,656                (15,040)       5,616

Net income            $36,972               $( 3,010)  $ 10,189

Average common shares
 outstanding:
  Basic               27,745                           27,745
  Diluted             34,848                           28,104

Earnings per share:
  Basic                 $1.33                            $0.37
  Diluted               $1.27 *                          $0.36


* Includes addback to net income for adjustments required under the if-converted method applicable to dilution of convertible notes.


   See accompanying notes to the unaudited pro forma condensed combined financial statements.

1A.  Basis of Presentation

     The unaudited pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

      On May 2, 2000 Alpharma's Animal Health Division ("AHD") purchased the Medicated Feed Additives (MFA) business of Roche Holdings AG and Subsidiaries ("Roche"). The MFA business was a fully integrated business unit of Roche. The business produces Medicated Feed Additives (MFAs) used by food producers (livestock, poultry and aquaculture) for the purpose of treating or preventing disease in animals, or for promoting more efficient growth. MFAs are currently marketed in more than 100 countries.

     As an integrated business unit of Roche, the business relied on Roche to provide significant administrative management and other services including, but not limited to, management information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal and other support. Costs for such services were charged or allocated by Roche directly to the operating units utilizing such services. However, these costs are not indicative of costs that would have been incurred had the MFA business operated autonomously or as a business within AHD.

     The acquisition will be accounted for in accordance with the purchase method. The purchase price is expected to be allocated to the intangible assets, goodwill, inventory and plant, property and equipment. (Plant, property and equipment includes two facilities which will be operated by Roche until third party consents are received.) The final allocation and actual lives to be assigned will be determined by a professional valuation to be completed within one year of purchase. The accompanying unaudited pro forma condensed combined income statement reflects the acquisition as if it occurred as of the beginning of the period presented. A balance sheet is required since the accounts of MFA are not included in the Company Form 10-K filed as of December 31, 1999. The financial statements of MFA, consisting of statements of assets acquired and revenues and direct expenses, were prepared in accordance with the accounting principles generally accepted in the United States for inclusion in this Form 8-K and for pro forma purposes.

      The actual results of MFA will be consolidated with the Company from the date of acquisition, May 2, 2000.

1B.  Restatement of Financial Statements

      In the third quarter of 2000 the Company discovered that with respect to its Brazilian AHD operations, which reported revenues of approximately $1,800, $6,000 and $13,700 for the years 1997, 1998, and 1999, respectively, a small number of employees collaborated to circumvent established company policies and controls to create invoices that were either not supported by underlying transactions or for which the recorded sales were inconsistent with the underlying transactions.

      A full investigation of the matter with the assistance of counsel and the company's independent auditors was initiated and completed. As a result, the individuals responsible have been removed, new management has been appointed to supervise AHD Brazilian operations and the Company has restated all affected periods, comprising all four quarters of 1999 and the first two quarters of 2000.

      A summary of the effects of the restatement adjustment on the 1999 consolidated balance sheet and statement of income used in the Pro Forma is as follows:

                                      December 31, 1999
                                As
                            previously
                            reported in
                               1999      Restatement
                             Form 10-K   Adjustment  As restated

ASSETS
  Cash                       $ 17,655      $   -      $  17,655
  Accounts Receivable, net    199,207      (9,946)      189,261
  Inventories                 155,338        5,695      161,033
  Prepaid expenses & other     13,923          -         13,923
     Current assets           386,123      (4,251)      381,872

  Property, Plant &
   Equipment, net             244,413         -         244,413
  Intangible assets, net      488,958         -         488,958
  Other assets                 45,023          -         45,023
          Total assets      $1,164,517   $ (4,251)   $1,160,266

LIABILITIES AND EQUITY
  Current portion of long-
   term debt                $    9,111    $   -      $    9,111
  Short term debt               4,289         -           4,289
    Accounts   payable   &
accrued                       135,281         -         135,281
     expenses
    Accrued  and  deferred     17,175      (1,580)       15,595
taxes
     Current liabilities      165,856      (1,580)      164,276

  Long term debt              591,784         -         591,784
  Deferred income taxes        35,065         -          35,065
  Other non-current
   liabilities                 17,208         -          17,208
  Stockholders' equity        354,604      (2,671)      351,933

                     Total
liabilities                 $1,164,517   $  (4,251)  $1,160,266
            and equity



                                Year Ended December 31, 1999
                                As
                            previously
                            reported in
                               1999      Restatement
                             Form 10-K   Adjustments As restated

  Total revenue             $742,176      $(9,733)    $732,443
  Cost of Sales             397,890        (5,574)     392,316
  Gross profit              344,286        (4,159)     340,127
  Selling, general and
            administrative   244,775          -        244,775
expenses
  Operating income           99,511        (4,159)      95,352

  Interest expense          (39,174)          -       (39,174)
  Other, net                  1,450           -          1,450
  Income before provision
     for income taxes        61,787        (4,159)      57,628
    Provision  for  income   22,236        (1,580)      20,656
taxes
  Net income                $ 39,551     $ (2,579)     $36,972

    Earnings  per   common
share
     Basic                  $  1.43                    $  1.33
     Diluted                $  1.34                    $  1.27



2. Pro Forma adjustments - Balance Sheet at December 31, 1999

     The unaudited pro forma balance sheet gives effect to the acquisition as if it had been consummated at December 31, 1999.

(a) To record purchase of MFA business based on a preliminary estimate of the purchase price allocation. The purchase price paid in cash and an issuance of a $30,000 promissory note to Roche is calculated as follows:

                                             Recorded as

     Purchase price per
      agreement                 $287,620
     Additional estimated
      direct costs of
      acquisition                  5,000
     Purchase price assumed
      borrowed                  $292,620     Long-term debt

     Net book value of
      MFA assets acquired        232,255

       Amount to be allocated   $ 60,365

     Allocated as follows:

     Record inventory at
      estimated fair value         9,500     Inventory

     Intangible assets/excess
      of cost over net book
      value*                      50,865     Intangible assets

                                $ 60,365


     * Net amount resulting from   elimination  of  Roche  historical
       intangibles and establishment of Alpharma intangibles and goodwill.

3.   Pro Forma adjustments - Statement of Income

     The   unaudited  pro  forma  income  statement  assumes  the
purchase as of the beginning of the period presented. The adjustments which follow are those which are required by Article 11 of Regulation S-X. The Company believes the business will be run as part of the AHD in a much different manner than in 1999 as part of Roche. The resulting pro forma income statement is therefore not indicative of the results had the business been purchased as of the beginning of the respective period. The required adjustments are as follows:

                                            Year Ended
                                           December 31,
                                               1999

(a)  Amortization of intangibles        $13,000
   To record amortization of
   estimated intangibles based on
   5 to 15 year lives and residual
   goodwill based on a 20 year life.

   Amortization of intangibles          (18,610)
    To  reverse historical amortization
included in MFA financial
   statements

   (Net amounts are included
   in selling, general and
   administrative expenses.)

(b)  Interest expense                   $29,260
   To record interest expense at
   10.00% on assumed average
borrowings of $292,600.

(c) Selling general and administrative  (5,700)
     expense
   To reduce expenses for MFA
   employees not assumed by AHD under
   the terms of the purchase
   agreement. These employees
   primarily consist of sales,
   regulatory, and manufacturing
   personnel, whose positions were
   deemed redundant due to significant
   overlap of Alpharma's and MFA's
   customer base. (See Note 5a)

(d)  Sales                              (2,600)
   Cost of goods sold                   (2,500)
   To reduce sales and cost of sales
   for sales made by Alpharma to MFA
   in 1999.

(e)  Tax benefit                        15,040
   To record estimated income tax
   effect of pro forma adjustments
   and non-tax effected financial
   results of MFA. (Loss of $41,823 at
   an approximate combined federal,
state and foreign rate of 36%.)

    The interest rate of 10.00% used for the pro forma condensed combined statement of income is based on the Company's financing from Roche and the bridge financing agreement both of which bear interest at approximately 9.00% plus debt amortization expenses not expected to exceed 1.00%. For each 1/8% change in interest rates interest expense would increase/decrease by approximately $365 for a full year. No effect of refinancing the Bridge with a combination of debt and equity has been included in the pro forma income statement.

4.   Items excluded from pro forma combined statement of income

     The impact on cost of sales of the write up of inventory to net realizable value pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" is not reflected in the pro forma statement of income. This non-recurring charge is estimated at between $2,000 - $3,000 and will be reflected in cost of sales as inventory is sold during the second and third quarters of 2000.

     In addition, certain employees of AHD will be severed as a result of the acquisition. This will result in a non-recurring charge of approximately $500 in the second quarter.

     Under the Bridge Financing the Company has paid a 1% fee for the banks commitment and in connection with drawing the funds.
These non-recurring fees and other related expenses will be amortized over the term of the bridge loan.


5.   Cost savings and future synergies

     The Company in its evaluation of the MFA acquisition identified significant cost savings resulting from the operation of the business as a important part of the AHD as opposed to MFA being a small part of the Roche organization. Cost savings and synergies include the following:

a)   Included in the pro forma statement of income.

     Under the terms of the asset purchase agreement, AHD was not obligated to offer employment to all of MFA's employees. Prior to the closing, the Company has determined that due to the significant overlap in sales, regulatory and production activities of the AHD and MFA, 65 MFA employees were redundant and are not required for the on-going conduct of the business. These employees remained with Roche. Should Roche terminate any of these employees, AHD will reimburse Roche for the portion of the severance specified in the agreement. The Company estimates $5,700 in direct salary and benefit expenses have been eliminated as a result of this determination.

b)   Not included in the pro forma statement of income.

     As part of the worldwide Roche organization and the vitamins division the MFA was allocated expenses for manufacturing, marketing, distribution and administration in 1999 of approximately $36,000. The Company, based on its due diligence review of MFA, believes it can replace the allocated services by utilizing resources already existing in its organization or by adding incremental expenses at a significantly reduced amount.

     MFA as part of Roche in 1999 engaged in discovery research costing over $11,000 and a significant clinical study costing approximately $6,000. The Company does not intend to actively continue the discovery research and no employees relating to the research will be employed by AHD. Certain development projects will be continued by outside parties at a significantly reduced level. The clinical study has been evaluated and will not be continued.

     The amount and timing of savings and synergies cannot be assured. The Company estimates that the acquisition before one-time charges for severance, inventory write up and bridge financing fees will be neutral to slightly accretive in 2000.

_______________

Statements made in this Form 8-K/A, are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission included under the caption "Risk Factors" in its Form 10-K for the years ended December 31, 1999.